Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-226481, 333-200073, 333-189573, 333-186367, and 333-266596) on Form S-8 of Zoetis Inc. of our report dated June 22, 2026, with respect to the financial statements and supplemental schedules of Zoetis Savings Plan.

/s/ KPMG LLP

Baton Rouge, Louisiana
June 22, 2026

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